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[LOGO]                                         MAGNA ENTERTAINMENT CORP.
                                               337 Magna Drive
                                               Aurora, Ontario
                                               Canada L4G 7K1
                                               Tel (905) 726-2462
                                               Fax (905) 726-7172


                                                                   EXHIBIT 99.1


                                  PRESS RELEASE

          MAGNA ENTERTAINMENT ANNOUNCES EXTENSION OF CREDIT FACILITIES

OCTOBER 15, 2004, AURORA, ONTARIO, CANADA......MAGNA ENTERTAINMENT CORP.
(NASDAQ: MECA; TSX: MEC.A) ("MEC") announced today that it has successfully negotiated the extension of two credit facilities. MEC has entered into an agreement to extend its US $50 million senior secured revolving credit facility with the Bank of Montreal until October 10, 2005, subject to certain amendments. In addition, MEC's wholly owned subsidiary, The Santa Anita Companies, Inc., has amended and extended its secured term credit facility with Wells Fargo Bank, N.A. The Santa Anita facility has been increased to US $75 million and extended to October 7, 2007, subject to the borrower's option to extend it for an additional two years.

MEC, North America's number one owner and operator of horse racetracks, based on revenue, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet(TM), a national Internet and telephone account wagering system, and HorseRacing TV(TM), a 24-hour horse racing television network.



For more information contact:

Blake Tohana
Executive Vice-President and
  Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON L4G 7K1
Tel: 905-726-7493

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